UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2007

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3

(Exact name of Registrant as specified in its charter)

California	0-14187	94-2940208
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation or	File Number	Identification Number)
Organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Please see the description under 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On August 31, 2007, Consolidated Capital Institutional Properties/3, a California limited partnership (the “Registrant”) obtained a second mortgage loan in the principal amount of $4,200,000 on one of its investment properties Lamplighter Park Apartments, located in Bellevue, Washington. The second mortgage bears interest at 5.93% per annum and requires monthly payments of principal and interest of approximately $25,000 beginning October 1, 2007 through the July 1, 2019 maturity date.  The second mortgage has a balloon payment of approximately $3,339,000 due at maturity. If no event of default exists at maturity, the maturity date will automatically be extended for one additional year, to July 1, 2020, during which period the second mortgage would bear interest at the one-month LIBOR rate plus 250 basis points and would require monthly payments of principal and interest. The Registrant may prepay the second mortgage at any time with 30 days written notice to the lender subject to a prepayment penalty. As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Registrant, to guarantee the obligations and liabilities of the Registrant with respect to the new mortgage financing.

In connection with the second mortgage loan, the Registrant also agreed to certain modifications on the existing mortgage loan encumbering Lamplighter Park Apartments.  The modification includes an interest rate of 7.48% per annum and monthly payments of principal and interest of approximately $46,000, commencing October 1, 2007, through the maturity date of July 1, 2021, at which time a balloon payment of approximately $5,224,000 is due.  The previous terms were an interest rate of 7.48% per annum and monthly payments of principal and interest of approximately $64,000 through the maturity date of July 1, 2021, at which date the mortgage was scheduled to be fully amortized. The Registrant may prepay the first mortgage loan at any time subject to a prepayment penalty.  As a condition of the loan, the lender required AIMCO Properties, L.P., an affiliate of the Registrant, to guarantee the obligations and liabilities of the Registrant with respect to the modified loan.

In accordance with the terms of both loan agreements, payment of the loans may be accelerated at the option of the respective lender if an event of default, as defined in the applicable loan agreement, occurs.  Events of default include, but are not limited to: nonpayment of monthly principal and interest by the due date; nonpayment of the matured balance of the loan on the maturity date; and the occurrence of any breach or default in the performance of any of the covenants or agreements made by the Registrant.

The foregoing description is qualified in its entirety by reference to the    Multifamily Note and the Amended and Restated Multifamily Note, copies of which are filed as exhibits 10.63 and 10.64.

In accordance with the Registrant’s partnership agreement, the Registrant’s  General Partner is evaluating the cash requirements of the Registrant to determine what portion of the net proceeds, if any, from the above transactions will be distributed to the Registrant’s partners.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

   The following exhibits are filed with this report:

10.63 Form of Multifamily Note dated August 31, 2007 between Consolidated           Capital Institutional Properties/3, a California limited partnership and       Capmark Bank in reference to Lamplighter Park Apartments. *

10.64 Form of Amended and Restated Multifamily Note dated August 31, 2007           between Consolidated Capital Institutional Properties/3, a California         limited partnership and Capmark Bank in reference to Lamplighter Park         Apartments. *

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/3

By:

ConCap Equities, Inc.

General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

September 7, 2007